EXHIBIT 99

FORM 3 JOINT FILER INFORMATION

Names of Joint Filers:
Canaan X L.P.
Canaan Partners X LLC

Address of Joint Filers:
c/o Canaan Partners
285 Riverside Avenue, Suite 250
Westport, CT 06880

Designated Filer:
Canaan X L.P.

Issuer and Ticker Symbol:
IDEAYA Biosciences, Inc. [IDYA]

Date of Event:
May 22, 2019

Signatures of Joint Filers:
Canaan X L.P.

By: Canaan Partners X LLC, its General Partner

By:	/s/ Janine MacDonald
Attorney-in-Fact

Canaan Partners X LLC

By:	/s/ Janine MacDonald
Attorney-in-Fact